Exhibit 99.6

*LETTER TO CLIENTS FOR TENDER OF SANTANDER BRASIL ADSs*

Offer to Exchange

each

American Depositary Share

of

BANCO SANTANDER (BRASIL) S.A.

for

0.70 of an Ordinary Share

of

BANCO SANTANDER, S.A.

Represented by

American Depositary Shares

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS FOR TENDERS OF SANTANDER BRASIL ADSs, SANTANDER BRASIL UNITS AND SANTANDER BRASIL SHARES WILL EXPIRE AT [—] EASTERN TIME ([—]) SÃO PAULO TIME) (THE “EXPIRATION TIME”) ON THE EXPIRATION DATE, UNLESS THE EXCHANGE OFFER IS EXTENDED. THE EXPIRATION DATE IS CURRENTLY [—], 2014, BUT THIS DATE WILL CHANGE IF THE EXCHANGE OFFER IS EXTENDED.

IF THE SUBSEQUENT OFFERING PERIOD IS TRIGGERED, SANTANDER SPAIN WILL ANNOUNCE THE DATES OF THE SUBSEQUENT OFFERING PERIOD (AND THE TENDERING PERIODS INCLUDED THEREIN) AT THE TIME IT ANNOUNCES WHETHER OR NOT THE SUBSEQUENT OFFERING PERIOD WILL BE AVAILABLE. HOLDERS OF SANTANDER BRASIL ADSs DESIRING TO TENDER THEIR SANTANDER BRASIL ADSs DURING THE TENDERING PERIODS INCLUDED IN THE SUBSEQUENT OFFERING PERIOD SHOULD USE THE SAME DOCUMENTS THAT WOULD BE USED IF THEIR SANTANDER BRASIL ADSs WERE TO BE TENDERED PRIOR TO THE EXPIRATION TIME.

[—], 2014

To Our Clients:

Enclosed for your consideration are the offer to exchange/prospectus, dated [—], 2014 (the “Offer to Exchange/Prospectus”), and the related letter of transmittal (the “Letter of Transmittal”) in connection with the exchange offer of Banco Santander, S.A. (“Santander Spain”) to acquire all of the issued and outstanding common shares (the “Santander Brasil common shares”), preferred shares (the “Santander Brasil preferred shares,” and together with the Santander Brasil common shares, the “Santander Brasil shares”), units (the “Santander Brasil units”), each of which represents one Santander Brasil common share and one Santander Brasil preferred share, and American Depositary Shares (the “Santander Brasil ADSs”), each of which represents one Santander Brasil unit, of Banco Santander (Brasil) S.A. (“Santander Brasil”) that are not owned directly or indirectly by Santander Spain in exchange for 0.35 of an ordinary share, nominal value €0.50 per share (the “Santander Spain ordinary shares”), of Santander Spain represented by American Depositary Shares of Santander Spain (each of which represents one Santander Spain ordinary share and which we refer to as “Santander Spain ADSs”) for each Santander Brasil share and 0.70 of a Santander Spain ordinary share represented by Santander Spain ADSs for each Santander Brasil unit or Santander Brasil ADS upon the terms and subject to the conditions set forth in the Offer to Exchange/Prospectus, dated [—], 2014 (the “Exchange Offer”). If your Santander Brasil ADSs are accepted for exchange in the Exchange Offer, you will receive 0.70 of a Santander Spain ADSs for each Santander Brasil ADS so accepted for exchange. If the exchange ratio is adjusted as described in the Offer to Exchange/Prospectus, holders of Santander Brasil ADSs desiring to tender their Santander Brasil ADSs should use the same documents that would be used if the exchange ratio were not adjusted.

YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN SUFFICIENT TIME TO PERMIT US TO TENDER YOUR SANTANDER BRASIL ADSs ON YOUR BEHALF BEFORE THE EXPIRATION TIME.

We or our nominees are the holder of record of Santander Brasil ADSs held for your account. A tender of such Santander Brasil ADSs can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Santander Brasil ADSs held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Santander Brasil ADSs held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Exchange/Prospectus and the Letter of Transmittal.

Please note carefully the following:

1. You will receive 0.70 of a Santander Spain ADS for each Santander Brasil ADS that is accepted for exchange in the Exchange Offer (unless the exchange ratio is adjusted as described in the Offer to Exchange/Prospectus).

2. The Exchange Offer is being made for all issued and outstanding Santander Brasil ADSs, Santander Brasil units and Santander Brasil shares, other than those owned directly or indirectly by Santander Spain.

3. THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT [—] EASTERN TIME ([—]) SÃO PAULO TIME) ON THE EXPIRATION DATE, UNLESS THE EXCHANGE OFFER IS EXTENDED. If the Subsequent Offering Period (as defined in the Offer to

Exchange/Prospectus) is triggered, Santander Spain will announce the dates of the Subsequent Offering Period (and the tendering periods included therein) at the time it announces whether or not the Subsequent Offering Period will be available. Holders of Santander Brasil ADSs desiring to tender their Santander Brasil ADSs during the tendering periods included in the Subsequent Offering Period should use the same documents that would be used if their Santander Brasil ADSs were to be tendered prior to the Expiration Time.

4. Completion of the Exchange Offer is subject to certain conditions described in the section of the Offer to Exchange/Prospectus entitled “The Exchange Offer–Conditions to Completion of the Exchange Offer.”

5. Tendering shareholders who are registered shareholders or who tender their Santander Brasil ADSs directly to JPMorgan Chase Bank, N.A., as the exchange agent, will not be obligated to pay any brokerage commissions or fees, solicitation fees, or, except as set forth in the Offer to Exchange/Prospectus and the Letter of Transmittal, stock transfer taxes on the acquisition of the Santander Spain ADSs in the exchange offer.

If you wish to have us tender any or all of your Santander Brasil ADSs, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your Instruction Form to us is enclosed. If you authorize the tender of your Santander Brasil ADSs, all such Santander Brasil ADSs will be tendered unless otherwise specified on the Instruction Form.

INSTRUCTION FORM

With Respect to the Offer to Exchange

each

American Depositary Share

of

BANCO SANTANDER (BRASIL) S.A.

for

0.70 of an Ordinary Share

of

BANCO SANTANDER, S.A.

Represented by

American Depositary Shares

Enclosed for your consideration are the offer to exchange/prospectus, dated [—], 2014 (the “Offer to Exchange/Prospectus”), and the related letter of transmittal (the “Letter of Transmittal”) in connection with the exchange offer of Banco Santander, S.A. (“Santander Spain”) to acquire all of the issued and outstanding common shares (the “Santander Brasil common shares”), preferred shares (the “Santander Brasil preferred shares,” and together with the Santander Brasil common shares, the “Santander Brasil shares”), units (the “Santander Brasil units”), each of which represents one Santander Brasil common share and one Santander Brasil preferred share, and American Depositary Shares (the “Santander Brasil ADSs”), each of which represents one Santander Brasil unit, of Banco Santander (Brasil) S.A. (“Santander Brasil”) that are not owned directly or indirectly by Santander Spain in exchange for 0.35 of an ordinary share, nominal value €0.50 per share (the “Santander Spain ordinary shares”), of Santander Spain represented by American Depositary Shares of Santander Spain (each of which represents one Santander Spain ordinary share and which we refer to as “Santander Spain ADSs”) for each Santander Brasil share and 0.70 of a Santander Spain ordinary share represented by Santander Spain ADSs for each Santander Brasil unit or Santander Brasil ADS upon the terms and subject to the conditions set forth in the Offer to Exchange/Prospectus dated [—], 2014 (the “Exchange Offer”). If your Santander Brasil ADSs are accepted for exchange in the Exchange Offer, you will receive 0.70 of a Santander Spain ADSs for each Santander Brasil ADS so accepted for exchange. If the exchange ratio is adjusted as described in the Offer to Exchange/Prospectus, holders of Santander Brasil ADSs desiring to tender their Santander Brasil ADSs should use the same documents that would be used if the exchange ratio were not adjusted.

The undersigned hereby instruct(s) you to tender to Santander Spain the number of Santander Brasil ADSs indicated below or, if no number is indicated, all Santander Brasil ADSs held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Exchange/Prospectus.

ACCOUNT NUMBER:

NUMBER OF SANTANDER BRASIL ADSs BEING TENDERED HEREBY:	SANTANDER BRASIL ADSs*

The method of delivery of this document is at the election and risk of the tendering shareholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

*	Unless otherwise indicated, it will be assumed that all Santander Brasil ADSs held by us for your account are to be tendered.

Dated:             , 2014

(Signature(s))

Please Print Name(s)

Address:

Include Zip Code

Area Code and Telephone No.

Taxpayer Identification or Social Security No.